Exhibit 10.2

AMENDMENT #2

FIRST COMMUNITY BANCSHARES, INC.

DIRECTORS RETIREMENT PLAN

(Amended and Restated January 1, 2011)

This Amendment to the First Community Bancshares, Inc. Directors Retirement Plan (hereinafter referred to as “the Plan”), by First Community Bancshares, Inc., a Nevada corporation (hereafter referred to as "the Corporation" or “the Employer”) is made effective as of January 1, 2015.

WITNESSETH

WHEREAS, the Employer previously adopted the Plan to provide supplemental retirement benefits to directors and their beneficiaries; and

WHEREAS, in 2015, the Employer added a new type of compensation for directors in the form of incentive compensation and now wants to clarify the definition of compensation in the Plan to confirm that incentive compensation is not to be included in the determination of compensation for purposes of the Plan.

NOW, THEREFORE, Plan is hereby amended as follows:

Section 1.11 is deleted in its entirety and is replaced by the following replacement Section 1.11:

“1.11	Compensation – A Director’s Compensation for any Plan Year shall be total annual fees actually paid to the Director by the Company and any of its subsidiaries (including First Community Bank) for attendance at Board meetings and Board committee meetings during the Plan Year concerned, including any amount of Director’s fees and earnings deferred under any non-qualified Company sponsored plan or other deferred arrangement, but excluding any reimbursements due to travel, or entertainment and excluding the taxable value of any Company paid Split Dollar life insurance, or other fringe benefit provided by the Company. Compensation shall not include any incentive compensation that may be paid to a Director.

As of any Anniversary Date, a Director’s Compensation shall be the Compensation (as defined in the preceding paragraphs) paid for the prior Plan Year.”

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its proper officers on the date indicated below.

FIRST COMMUNITY BANCSHARES, INC.

By:

Date:	May 24, 2016